Exhibit 99.1

Smart for Life Announces Closing of $1.58 Million Registered Direct Offering

Priced At-The-Market Under Nasdaq Rules

MIAMI, May 19, 2023 (GLOBE NEWSWIRE) – Smart for Life, Inc. (Nasdaq: SMFL) (“Smart for Life” or the “Company”), a high growth global leader in the Health & Wellness sector marketing and manufacturing nutritional foods and supplements worldwide, today announced that it has closed its previously announced registered direct offering for the purchase and sale of 584,892 shares of the Company’s common stock (or common stock equivalents) at a purchase price of $2.71 per share of common stock priced at-the-market under Nasdaq rules. In addition, in a concurrent private placement, the Company issued unregistered common stock purchase warrants (the “Warrants”). The Warrants to purchase up to 584,892 shares of common stock have an exercise price of $2.59 per share and are immediately exercisable for a period of five and one-half years following issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offerings.

The gross proceeds to the Company from these offerings were approximately $1.58 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from these offerings for working capital and other general corporate purposes.

The shares of common stock (and common stock equivalents) described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-271052) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 10, 2023. The offering of the shares of common stock (and common stock equivalents) were made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering was filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

The Warrants described above were issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the Warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the Warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Smart for Life, Inc.

Smart for Life, Inc. (Nasdaq: SMFL) is engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on health & wellness. Structured as a publicly held global holding company, the Company is executing a Buy-and-Build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in annualized revenues by the fourth quarter of 2026. To drive growth and earnings, Smart for Life is developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels. The Company currently operates five subsidiaries including Doctors Scientific Organica, Nexus Offers, Bonne Santé Natural Manufacturing, GSP Nutrition and Ceautamed Worldwide. For more information about Smart for Life, please visit: www.smartforlifecorp.com.

Forward Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of Smart for Life’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Smart for Life believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Smart for Life does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Smart for Life will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause Smart for Life’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Investor Relations Contact

Crescendo Communications, LLC

Tel: (212) 671-1021

SMFL@crescendo-ir.com